UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50865 (Commission File Number)	13-3607736 (IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)		91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On December 20, 2007, MannKind Corporation (the “Company”) and Richard L. Anderson, the Company’s principal financial officer, entered into an agreement setting forth the terms of Mr. Anderson’s future employment with the Company. Pursuant to the agreement, Mr. Anderson agreed to delay his retirement from the Company until March 31, 2009. Other terms of the agreement are described below.
(e) On December 20, 2007, the Company and Mr. Anderson entered into an agreement setting forth the terms of Mr. Anderson’s future employment with the Company, including his transition to the position of Corporate Vice President — Office of the Chairman upon the later of the date that a new Chief Financial Officer commences employment at the Company or March 31, 2008. In this new position, Mr. Anderson will continue to report to Hakan Edstrom, the Company’s President and Chief Operating Officer, and will work not less than 75% of a full-time schedule, for which Mr. Anderson will be paid a salary equal to 75% of his salary in effect immediately prior to his transition to the new position. Mr. Anderson will be eligible for a 2008 year-end bonus that will be proportionately adjusted to reflect the total salary paid to him during the year (as a percentage of the total salary that would have been paid to him if he had not transitioned to the new position). Upon his retirement on March 31, 2009, all of Mr. Anderson’s unvested stock options and restricted stock unit awards that are subject to time-based vesting will become vested and the stock options will be exercisable until March 31, 2011, on which date any unexercised stock options will expire. Under the agreement, Mr. Anderson continues as an at-will employee of the Company, and his employment may be terminated by either party prior to March 31, 2009. If the Company terminates Mr. Anderson’s employment without cause as specified in the agreement or Mr. Anderson terminates his employment for good reason as specified in the agreement or Mr. Anderson dies or becomes disabled, the Company must pay Mr. Anderson (i) an amount equal to the salary that he would have been paid had he worked until March 31, 2009, (ii) an amount equal to the average bonus paid or payable to Mr. Anderson for the three years preceding the year in which his employment terminates, and (iii) the premiums on the health insurance and additional health coverage for Mr. Anderson and his family members until March 31, 2009, and all of Mr. Anderson’s unvested equity awards that are subject to time-based vesting would become fully vested upon such event and his stock options would be exercisable until the second anniversary of the date his employment terminates. Under any circumstances, to receive the acceleration of equity award vesting benefit and the extension of the time to exercise the stock options, Mr. Anderson must provide the Company with a release of claims at that time. The description of the agreement between the Company and Mr. Anderson contained in this current report is qualified in its entirety by reference to the copy of the agreement filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Agreement dated December 20, 2007 between the Company and Richard L. Anderson.
Forward-Looking Statements
This current report contains forward-looking statements, including statements related to Mr. Anderson’s future employment at the Company. Words such as “believes”, “anticipates”, “plans”, “expects“, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of Mr. Anderson to complete the employment described in the agreement and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and periodic reports on Form 10-Q and Form 8-K. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this current report. All forward-looking statements are qualified in their entirety by this cautionary statement, and, except where required by law, the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this current report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: December 21, 2007

EXHIBIT LIST

Exhibit Number	Description
99.1	Agreement dated December 20, 2007 between the Company and Richard L. Anderson.